EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
The Employee Benefits Committee
Aviation Communications and Surveillance Systems 401(k) Plan

We hereby consent to the incorporation by reference of our report dated June 7, 2023, relating to our audit of the Aviation Communications and Surveillance Systems 401(k) Plan's financial statements and supplemental schedule as of and for the year ended December 31, 2022, which appears in this Annual Report on Form 11-K in Registration Statement No. 333-232482 on Form S-8.
/s/ Buchbinder Tunick & Company LLP
Bethesda, MD
June 7, 2023